UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2008

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

200 Wheeler Road, Burlington MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in a Current Report on Form 8-K that we filed on February 15, 2008, the NASDAQ Listing Qualifications Panel previously determined to suspend trading of our common stock effective at the open of business on February 19, 2008 and to delist our common stock.  The Panel based its determination on our failure to have timely filed with the Securities and Exchange Commission (“SEC”) an Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and a Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007.

On April 23, 2008, in accordance with the previous determination, NASDAQ Stock Market LLC filed with the SEC a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as required to complete the previously announced delisting.  The delisting will become effective on May 3, 2008, ten days after the filing of the Form 25, and will not preclude us from becoming relisted on a registered national securities exchange.

On April 11, 2008, we filed with the SEC our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007.  Our common stock continues to be quoted on the Pink Sheets LLC electronic quotation service under the trading symbol AZPN or AZPN.PK.  Information about trading on the Pink Sheets LLC service can be accessed at www.pinksheets.com.  The information on that website is not a part of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: April 25, 2008	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President and
General Counsel